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Exhibit 10.24--Amended Bonus Agreement

                          INNOSERV TECHNOLOGIES, INC.
                          AMENDMENT TO BONUS AGREEMENT

    This Amendment to Bonus Agreement (this "Agreement") is entered into between InnoServ Technologies, Inc. (the "Company") and Michael G. Puls, President and Chief Executive Officer of the Company (the "Executive").

    WHEREAS, the Executive and the Company have previously entered into a Bonus Agreement, dated December 20, 1996, which was amended March 28, 1997 (as amended, the "Bonus Agreement"), in order to provide an incentive to the Executive to remain in the employ of the Company while the Company is investigating strategic alternatives in order to maximize shareholder value;

    WHEREAS, the board of directors of the Company (the "Board of Directors") has determined that it is in the best interests of the Company and the shareholders of the Company to amend the Bonus Agreement as hereinafter provided in order to better achieve the purposes of the Bonus Agreement;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and Executive agree as follows:

        1. Unless otherwise defined herein, terms are used as defined in the Bonus Agreement.

        2. Paragraph 1 of the Bonus Agreement is hereby amended to read in its entirety as follows:

        "a. Subject to paragraph 2 below, if Executive is a full-time employee of the Company in good standing on the closing of a Sale of the Company (as defined in paragraph 3 below), then Executive will be entitled to a one-time bonus of $300,000, PLUS an additional amount equal to (A) $100,000, multiplied by (B) a fraction, the numerator of which shall equal the amount by which the Sale Price of the Company exceeds $16 million and the denominator of which shall equal $4 million, less all applicable withholdings (the "Bonus"). The Bonus will be payable in full, in cash on the closing date of such Sale of the Company.

        b. The Sale Price of the Company, if a stock sale, shall be the product of (i) the average consideration paid for a share of common stock of the Company and (ii) the sum of (A) the number of such shares acquired by the other party to the transaction (or considered outstanding and for which payment is made by the acquiror), plus (B) the number of such shares issuable upon exercise of options, warrants or other rights or conversion or exchange of securities all as outstanding on the date of this Agreement and, without duplication, as thereafter issued or granted. For the purpose of clause (i) of the foregoing sentence, all shares shall be deemed to have been acquired if more than 50% of the Company's outstanding common stock is acquired by a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934.

        c. For the purposes of calculating the Sale Price of the Company, equity securities constituting a part of the consideration referred to in clause (i) of paragraph 1.b. above that are traded on a national securities exchange or quoted on the National Association of Securities Dealers National Market System shall be valued at the last closing price thereof prior to the date of the consummation or closing of any such Sale of the Company.

        d.  The Sale Price of the Company, if an asset sale, shall be the sum of
    (i) the cash (or other consideration) paid by the purchaser for such assets and (ii) any debt assumed by the purchaser of such assets."

        3.  This Agreement supersedes any prior agreements or understandings with respect to the subject matter hereof. Except as amended hereby, the Bonus Agreement shall continue in full force and effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, successors, legal representatives and assigns.
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        4.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
    THE LAWS OF THE STATE OF TEXAS.

        5. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

        6. References in the Bonus Agreement to the "Agreement" shall mean the Bonus Agreement as amended hereby or previously amended.

    IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the day and year indicated below.

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
                                INNOSERV TECHNOLOGIES, INC.

                                By:  /s/ MICHAEL SANDLER
                                     -----------------------------------------
                                     Name: Michael Sandler
                                     Its: Member of Board of Directors
                                     Date: 4/2/98

                                EXECUTIVE:

                                By:  /s/ MICHAEL G. PULS
                                     -----------------------------------------
                                     Name: Michael G. Puls
                                     Date: 4/2/98
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